BUSINESS FINANCING MODIFICATION AGREEMENT

        This Business Financing Modification Agreement is entered into as of May 11, 2004 by and between Teknowledge Corporation (the “Borrower”) and Bridge Bank, National Association (“Lender”).

1.     DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated as of March 28, 2003 by and between Borrower and Lender, as may be amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

        Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.     DESCRIPTION OF CHANGE IN TERMS.

      A.       Waiver of Default

1)	An Event of Default has occurred due to Borrower not maintaining a quarterly net income within 80% of its plan dated February 23, 2004, as specified in Section 7 (q) of the Business Financing Agreement. Lender hereby waives compliance with this requirement as of the date hereof. This waiver does not constitute a continuing waiver or a course of conduct waiving this or any other provision of the Business Financing Agreement.

      B.        Modification(s) to Business Financing Agreement:

1)	Effective as of the date here of, the following defined terms in Section 1.1 are amended to read as follows:

“Finance Charge Percentage” means a rate per year equal to the Prime Rate plus 2.00%.

“Term Loan Interest” means an interest charge equal to the product of the outstanding balance of each Term Loan Advance multiplied by a rate per year equal to the Prime Rate plus 4.00(%) percentage points.

2)	The following sentence under Section 2.6, entitled “Term Loan Advance; Term Loan Interest” is hereby deleted: “Each Term Loan Advance shall bear interest at a rate per year equal to the Prime Rate plus 3.00(%) percentage points”, and replaced with the following: “Each Term Loan Advance shall bear interest at a rate per year equal to the Prime Rate plus 4.00(%) percentage points”.

3)	The following subsections under Section 7 are hereby amended and restated as follows:

(k)	Provide to Lender within 5 business days after the 1st and 15th of each month the following for the period then ending: accounts receivable aging report, together with a borrowing base certificate in form and substance acceptable to Lender setting forth the Eligible Receivables and Receivable Amounts thereof.

(l)	Allow Lender to audit the Collateral, including but not limited to Borrower’s accounts, books and records, at Borrower’s expense, no later than May 31, 2004 and every six months thereafter, unless agreed by Lender otherwise.

(p)	At all times maintain liquidity in the form of cash with Lender, in an amount no less than 100% of the aggregate outstanding balance of all Term Loan Advances (the “Liquidity Requirement”); provided however, if the outstanding balance of all Term Loan Advances is reduced by a minimum amount of $500,000 in aggregate from the date hereof, then the Liquidity Requirement will be reduced to 75%.

(q)	Maintain within 80% of its plan dated May 6, 2004 (the “Plan”), quarterly net income and gross revenue, including a one time non-cash item not exceeding $768,000 related to the write down of the deferred tax asset.

3.     CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.     INTENTIONALLY OMITTED.

5.     NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.     CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

7.     INTENTIONALLY OMITTED.

8.     COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Borrower and Lender.

9.     EFFECT. Except as specifically set forth herein, this Business Financing Modification Agreement does not limit, modify, amend, waive, grant any consent with respect to or otherwise affect (a) any right, power or remedy of the Lender under the Business Financing Agreement or any other related document, (b) any provision of the Business Financing Agreement or any other related documents all of which shall remain in full force and effect and are hereby ratified and confirmed. This Business Financing Agreement does not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Business Financing Agreement or any other related document.

10.     COUNTERPARTS; FACSIMILE SIGNATURES. This Business Financing Modification Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original with the same effect as if all the signatures were on the same instrument. Delivery of an executed counterpart of the signature page to this Business Financing Modification Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Business Financing Modification Agreement. Any party delivering an executed counterpart of the signature page to this Business Financing Modification Agreement by telecopier shall thereafter promptly deliver a manually executed counterpart of this Business Financing Modification Agreement, but the failure to deliver such manually executed counterpart shall not affect the validity, enforcement, and binding effect of this Business Financing Modification Agreement.

11.     GOVERNING LAW, AND WAIVER OF JURY TRIAL. THIS BUSINESS FINANCING MODIFICATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AND IS SUBJECT TO THE PROVISIONS OF SECTION 14 OF THE BUSINESS FINANCING AGREEMENT, RELATING TO WAIVER OF JURY TRIAL, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE HEREBY INCORPORATED HERIEN IN FULL.

BORROWER:	LENDER:
TEKNOWLEDGE CORPORATION	BRIDGE BANK, NATIONAL ASSOCIATION
By:	By:
Name:	Name:
Title:	Title:

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